UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2013

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                             Entry into a Definitive Material Agreement.

On February 14, 2013, Alkermes plc (the “Company”), Alkermes, Inc. (the “Borrower”), and certain other subsidiaries of the Company entered into an Amendment (the “Amendment”) to the Amended and Restated Credit Agreement (“Credit Agreement”), dated as of September 16, 2011 and amended and restated on September 25, 2012, by and among Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent and collateral agent, Citigroup Global Markets, Inc. (“Citi”) and JPMorgan Chase Bank, N.A. (“JPM”), as co-syndication agents, and the financial institutions party thereto as lenders, to lower the interest rates under the Company’s senior secured term loan facility.

Under the Amendment, the interest rate on the $300 million term loan was reduced to LIBOR plus 2.75% with a LIBOR floor of 0.75%, and the interest rate on the $75 million term loan (which, together with the $300 million term loan, the “Term Loans”) was reduced to LIBOR plus 2.75% with no LIBOR floor (the “Repricing”). As a result of the Amendment, the Borrower was required to pay, for the ratable account of each lender, a contractual prepayment premium under the Credit Agreement equal to one percent (1%) of the aggregate amount of the Term Loans.

Each of MSSF, Citi and JPM are affiliated with full service financial institutions, which institutions have in the past engaged, and may in the future engage, in transactions with and perform services, including securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached to this report as Exhibit 10.1, which disclosure is incorporated by reference herein.

Item 7.01.            Regulation FD Disclosure

The Repricing is expected to save the Company between $3.0 million and $4.0 million in annual interest expense. The Company expects to take a one-time charge in the fourth quarter of its fiscal year 2013 of approximately $7.3 million in interest expense related to the Repricing, with approximately $2.8 million in non-cash charges arising from the accelerated amortization of expenses and accelerated accretion of loan discounts from previous financings, and $4.5 million in cash charges which consists largely of a $3.7 million contractual prepayment premium.

As a result of the Repricing, the Company now expects Net Interest Expense in fiscal year 2013 to range from $45 million to $50 million, up from a range of $35 million to $40 million. The Company also now expects Net Income Tax Expense in fiscal year 2013 to be less than $5 million, down from a range of $5 million to $10 million. Based on accounting principles generally accepted in the U.S. (GAAP), the Company continues to expect GAAP Net Income in fiscal year 2013 to be in the range of break-even to $15 million. The Company continues to expect Non-GAAP Net Income in fiscal year 2013 to be in the range of $135 million to $155 million.

This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Statements made in this Form 8-K, which are not historical facts, including statements about the Company’s plans, strategies and financial expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among others, those set forth in the Company’s filings with the SEC, including, without limitation, our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  Except as may be required by law, the Company undertakes no obligation to publicly update any forward-looking statement for events arising after the filing of this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

*10.1

Amendment No. 2, dated as of February 14, 2013, to Amended and Restated Credit Agreement, dated as of September 16, 2011, as amended and restated on September 25, 2012, among Alkermes, Inc., Alkermes plc, the guarantors party thereto, the lenders party thereto, Morgan Stanley Senior Funding, Inc. as Administrative Agent and Collateral Agent and the arrangers and agents party thereto.

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: February 19, 2013	BY:	/s/ James M. Frates

James M. Frates

Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)